

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    DEC-31-1998
<PERIOD-END>                                         MAR-31-1998
<CASH>                                               2,180
<SECURITIES>                                         0
<RECEIVABLES>                                        42,189
<ALLOWANCES>                                         (2,903)
<INVENTORY>                                          31,614<F1>
<CURRENT-ASSETS>                                     50,963
<PP&E>                                               99,361
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       172,441
<CURRENT-LIABILITIES>                                29,786
<BONDS>                                              88,974<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             80
<OTHER-SE>                                           53,601<F3>
<TOTAL-LIABILITY-AND-EQUITY>                         172,441
<SALES>                                              0
<TOTAL-REVENUES>                                     72,454
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     67,700
<LOSS-PROVISION>                                     (31)<F4>
<INTEREST-EXPENSE>                                   1,650
<INCOME-PRETAX>                                      3,073
<INCOME-TAX>                                         1,198
<INCOME-CONTINUING>                                  1,875
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         1,875
<EPS-PRIMARY>                                        0.23
<EPS-DILUTED>                                        0.23

<F1>Includes the following assets: prepaid expenses and other of $6,590, prepaid income taxes of $757, deferred income taxes--current of $2,150, deferred income taxes--long-term of $71, restricted cash of $5,782, note receivable of $7,487, investment in limited partnership of $36, and intangible assets, net of $8,741.
<F2>Includes the following long-term liabilities: deferred income of $3,431, capital lease obligation of $52,147, and long-term debt of $33,396.
<F3>Includes the following equity accounts: additional paid-in capital of
$48,463 and retained earnings of $5,138.
<F4>Includes loss on investment in limited partnership of $31.

